UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA		95052-8039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2012, Applied Materials, Inc. (“Applied” or the “Company”) disclosed that it was implementing a restructuring plan that includes a voluntary retirement program (the “VRP”) available to certain U.S. employees who meet minimum age and length of service requirements, as well as other business-specific criteria.

On November 26, 2012, Mark R. Pinto, Executive Vice President, General Manager Energy and Environmental Solutions, elected to participate in the VRP. Under the VRP, Dr. Pinto will be eligible to receive separation pay equal to one year’s salary and other benefits available to all VRP participants. Like other VRP participants, Dr. Pinto has seven days after signing the VRP participation agreement to revoke his election. Absent revocation, Dr. Pinto will retire from the Company effective January 11, 2013 or such other date as may be determined in accordance with his VRP participation agreement and the terms of the VRP (“departure date”), and he will thereafter receive the below-listed separation pay and benefits:

1.	A lump sum payment of $589,790, less applicable tax withholdings and deductions, which amount consists of: (a) $575,000, equivalent to 52 weeks of base earnings for Dr. Pinto, and (b) $14,790, equivalent to the cost to continue medical, vision and dental insurance coverage for 12 months.

2.	Acceleration to Dr. Pinto’s departure date of the time-based vesting of 103,500 performance shares, for which the applicable performance goals previously were achieved and that otherwise would have fully vested if Dr. Pinto remained employed through March 1, 2014.

3.	Career transition services for up to six months, valued at approximately $6,000.

As provided under the VRP, Dr. Pinto has executed a general release in favor of Applied and will be required to enter into a supplemental release as of his departure date.

As an executive officer through the end of fiscal 2012, Dr. Pinto also remains eligible to receive any bonus payable under Applied’s Senior Executive Bonus Plan based on the achievement of specified fiscal 2012 performance goals. The amount of bonus, if any, is expected to be determined by the Human Resources and Compensation Committee of Applied’s Board of Directors at its December 2012 meeting, as is the case for other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: November 28, 2012	By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Senior Vice President, General Counsel and Corporate Secretary

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